Exhibit 99.2

Cortex Pharmaceuticals, Inc. to Present at

Rodman & Renshaw 17th Annual Global Investment Conference

James S. J. Manuso, Ph.D., New Cortex CEO, to Present

Glen Rock, N.J., September 8, 2015/Globe Newswire - Cortex Pharmaceuticals, Inc. (OTC: CORX) (“Cortex” or the “Company”), a leader in developing drugs for respiratory disorders, particularly obstructive sleep and central apneas and drug-induced respiratory depression, announces that it will be presenting at the Rodman & Renshaw 17th Annual Global Investment Conference (www.rodm.com). The conference is being sponsored by H.C. Wainwright & Co. and is being held on September 8 – 10, 2015 at The St. Regis Hotel, New York, New York. The Company’s CEO, James S. J. Manuso, Ph.D. is currently scheduled to present at 4:40 p.m. Eastern Time on Thursday, September 10, 2015.

The conference is attended by public companies, institutional investors, industry executives, private equity firms, private companies, venture capitalists, business development executives and sophisticated private investors.

The presentation will be available by live webcast. To access the live audio webcast, please go to http://wsw.com/webcast/rrshq25/corx. For those who are not available to listen to the live webcast, a replay will be archived at http://wsw.com/webcast/rrshq25/corx. A copy of the slide presentation to be presented by the Company is being furnished as an exhibit to a Current Report on Form 8-K being filed with the U.S. Securities and Exchange Commission and also will be accessible in the investors section of the Cortex web-site.

Dr. Manuso will present details of Cortex’s clinical initiatives with respect to dronabinol for obstructive sleep apnea (Phase 2B) and CX-1739 (oral) for central sleep apnea (Phase 2B) and opiate induced respiratory depression (Phase 2A), and also will provide additional program and background information.

About Cortex Pharmaceuticals, Inc.

Cortex is a leader in developing drugs for respiratory disorders, particularly sleep apneas and drug-induced respiratory depression, and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their use in the treatment of these and other disorders.

Cortex Pharmaceuticals, Inc. 126 Valley Road, Suite C, Glen Rock, NJ 07452 www.cortexpharm.com

Drug candidates are currently derived from two platforms, as described below.

The first platform is the class of compounds known as cannabinoids, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well tolerated in a group of patients with obstructive sleep apnea (OSA). The University of Illinois and three other centers currently are investigating dronabinol in a potentially pivotal, six week, 120 patient, double-blind, placebo-controlled Phase 2B clinical trial in patients with OSA. This study, which the University of Illinois expects to be completed during the second quarter of 2016, is fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health. The Company is not involved in the management or funding of this ongoing clinical trial.

The second platform is a class of proprietary compounds known as ampakines that act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines in both oral and injectable form are being developed by Cortex for the treatment of a variety of breathing disorders. In clinical studies, such drugs have shown preliminary efficacy in central sleep apnea and in antagonizing respiratory depression produced by opiates without altering their analgesic effects. Ampakines also have improved breathing in animal models of orphan disorders such as Pompé Disease, spinal cord damage and perinatal respiratory distress. The Company’s compounds belong to a new generation of ampakines that do not display the undesirable side effects displayed by earlier versions.

Additional information about Cortex and the matters discussed herein can be obtained on the Company’s web-site at www.cortexpharm.com or in the Company’s filings on EDGAR at www.sec.gov.

Special Note Regarding Forward-Looking Statements: Certain statements included or incorporated by reference in this news release, including information as to the future financial or operating performance of the Company and its drug development programs, constitute forward-looking statements. The words “believe,” “expect,” “anticipate,” “contemplate,” “target,” “plan,” “intend,” “continue,” “budget,” “estimate,” “may,” “schedule” and similar expressions identify forward-looking statements. Forward-looking statements include, among other things, statements regarding future plans, targets, estimates and assumptions. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. Due to these various risks and uncertainties, actual events may differ materially from current expectations. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. Forward-looking statements are made as of the date of this news release and the Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or results or otherwise.

Company Contact:

Jeff Margolis

Vice-President and Secretary

Telephone: (917) 834-7206

E-mail: jmargolis@cortexpharm.com

Cortex Pharmaceuticals, Inc. 126 Valley Road, Suite C, Glen Rock, NJ 07452 www.cortexpharm.com